Exhibit 99.1
DemandTec Announces Third Quarter Fiscal Year 2010 Financial Results
SAN MATEO, Calif. — January 7, 2010 — DemandTec, Inc. (NASDAQ: DMAN), a leading provider of on-demand optimization solutions for retailers and consumer products manufacturers, today announced financial results for the third quarter of fiscal year 2010 ended November 30, 2009.
“Despite the unprecedented uncertainty in the economy in general and the retail and consumer products space in particular in 2009, our customers, which include some of the most successful retailers and consumer products companies in the world, continue to rely on DemandTec as a strategic partner to help them drive financial results and customer loyalty into their businesses,” said Dan Fishback, President and Chief Executive Officer of DemandTec. “We are pleased that we were able to deliver revenue, non-GAAP operating income and non-GAAP earnings per share that exceeded our guidance for the quarter while continuing to make significant investments for future growth.”
Financial Highlights
Revenue
•	Revenue was $20.1 million in the third quarter of fiscal 2010, a 6% increase from $19.0 million in the third quarter of fiscal 2009 and a 1% increase from $19.8 million in the second quarter of fiscal 2010.
Gross Profit
•	GAAP gross profit was $13.7 million in the third quarter of fiscal 2010, compared to gross profit of $13.2 million in the third quarter of fiscal 2009.
•	Non-GAAP gross profit, which excludes stock-based compensation expense and amortization of purchased intangibles, was $14.6 million in the third quarter of fiscal 2010, representing a non-GAAP gross margin of 72.5%, compared to $13.7 million in the third quarter of fiscal 2009, which represented a non-GAAP gross margin of 72.1%.
GAAP Operating and Net Loss
•	GAAP loss from operations was $2.7 million in the third quarter of fiscal 2010, compared to a loss from operations of $1.3 million in the third quarter of fiscal 2009.
•	GAAP net loss was $2.4 million, or ($0.08) per share in the third quarter of fiscal 2010, compared to a GAAP net loss of $808,000, or ($0.03) per share, in the third quarter of fiscal 2009.
Non-GAAP Operating and Net Income
•	Non-GAAP operating income was $1.1 million in the third quarter of fiscal 2010, which excludes $2.2 million in stock-based compensation expense, $1.0 million in amortization of purchased intangible assets and a $497,000 restructuring charge, compared to non-GAAP operating income of $957,000 in the third quarter of fiscal 2009.
•	Non-GAAP net income was $1.4 million, or $0.04 per diluted share, in the third quarter of fiscal 2010, compared to non-GAAP net income of $1.5 million, or $0.05 per diluted share, in the third quarter of fiscal 2009.

Balance Sheet
•	Cash, cash equivalents and marketable securities at the end of the third quarter of fiscal 2010 totaled $66.1 million, compared to $76.4 million at the end of the second quarter of fiscal 2010.
•	The company used $10.5 million in cash flow from operations and invested $752,000 in capital expenditures, resulting in $11.3 million of negative non-GAAP free cash flow in the third quarter of fiscal 2010.
Conference Call Information
DemandTec will host a conference call today, January 7, 2010, at 5:00 p.m. ET (2:00 p.m. PT) to discuss the company’s financial results and financial guidance. Those interested in participating in the call should dial 866-225-8754. A replay of the conference call will be available by calling 303-590-3030 using passcode 4191311 starting at approximately 8:00 p.m. ET on Thursday, January 7, 2010 and ending on Thursday, January 14, 2010. In addition, an archived webcast will be available on the Investor Relations page of the company’s website at http://investor.demandtec.com.
About DemandTec
DemandTec (Nasdaq: DMAN) enables retailers and consumer products companies to optimize merchandising and marketing decisions, individually or collaboratively, to achieve their sales volume, revenue, and profitability objectives. DemandTec software services utilize a science-based software platform to model and understand consumer behavior. DemandTec customers include more than 195 leading retailers and consumer products manufacturers such as Best Buy, ConAgra Foods, Delhaize America, General Mills, Giant-Carlisle, H-E-B Grocery Co., Hormel Foods, Monoprix, PETCO, Safeway, Sara Lee, The Home Depot, and WH Smith. Connected via the DemandTec TradePoint Network(TM), DemandTec customers have collaborated online with nearly 2.8 million trade deals. For more information, please visit www.demandtec.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding DemandTec’s expectations, hopes, plans, intentions or strategies, including statements about the company’s future financial performance, financial condition or results of operations, statements as to the plans of management for future operations, and statements as to management’s beliefs regarding the market’s interest in DemandTec’s solutions. We may, in some cases, use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” and similar expressions to identify these forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include changes in our pricing policies or those of our competitors, fluctuations in demand for our software, our ability to develop and implement in a timely manner new software and enhancements that meet customer requirements, any significant changes in the competitive dynamics of our market, including new entrants or substantial discounting of products, general economic conditions in the retail and consumer products markets, the impact of the recent global economic crisis or other adverse economic conditions, and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission (“SEC”). More information about these and other risks that may impact DemandTec’s business are set forth in DemandTec’s Annual Report on Form 10-K, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future products, features or related specifications that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. DemandTec reserves the right to modify future product plans at any time.
Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Measures” as well as the related tables. We anticipate disclosing forward-looking non-GAAP financial information in our conference call to discuss our third quarter of fiscal year 2010 results, including an estimate of non-GAAP operating income and net earnings per share for the fourth quarter and full year fiscal 2010 that excludes stock-based compensation expenses, amortization of purchased intangible assets and restructuring charges. We cannot readily estimate our expected stock-based compensation expenses for these future periods, as they depend upon such factors as our future stock price for purposes of computation.
A copy of this press release can be found on the investor relations page of DemandTec’s website at www.demandtec.com.
DemandTec Investor Contact:
Tim Shanahan
(650) 645-7103
tim.shanahan@demandtec.com
Media Contact:

Mitch Kristofferson, DemandTec, Inc.
(650) 645-7129
mitch.kristofferson@demandtec.com
DemandTec and the DemandTec logo are registered trademarks of DemandTec, Inc. DemandTec TradePoint Network is a trademark of DemandTec, Inc.
Source: DemandTec, Inc. (DMAN)

DemandTec, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	November 30,	February 28,
	2009	2009
	(unaudited)
Current assets:
Cash and cash equivalents	$14,412	$33,572
Marketable securities	32,592	46,426
Accounts receivable, net of allowances	14,173	11,000
Other current assets	3,649	4,230

Total current assets	64,826	95,228

Marketable securities, non-current	19,096	7,886
Property, equipment and leasehold improvements, net	4,248	5,429
Intangible assets	5,228	8,405
Goodwill	16,662	16,492
Other assets	652	715

Total assets	$110,712	$134,155

Current liabilities:
Accounts payable and accrued expenses	$12,868	$12,962
Deferred revenue	37,427	46,415
Notes payable, current	434	1,720
Merger consideration payable	1,000	12,343

Total current liabilities	51,729	73,440

Deferred revenue, non-current	1,162	2,400
Other long-term liabilities	953	1,666

Stockholders’ equity:
Common stock	143,228	133,348
Accumulated other comprehensive income	285	682
Accumulated deficit	(86,645)	(77,381)

Total stockholders’ equity	56,868	56,649

Total liabilities and stockholders’ equity	$110,712	$134,155

DemandTec, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2009	2008	2009	2008
Revenue	$20,088	$18,989	$59,429	$55,675
Cost of revenue	6,361	5,834	19,365	17,335

Gross profit	13,727	13,155	40,064	38,340

Operating expenses:
Research and development	8,037	6,659	24,190	19,772
Sales and marketing	5,067	4,839	15,912	15,250
General and administrative	2,227	2,662	7,387	7,333
Restructuring charges	497	—	775	—
Amortization of purchased intangible assets	575	331	1,752	751

Total operating expenses	16,403	14,491	50,016	43,106

Loss from operations	(2,676)	(1,336)	(9,952)	(4,766)
Other income, net	112	437	548	1,357

Loss before provision for income taxes	(2,564)	(899)	(9,404)	(3,409)
Provision (benefit) for income taxes	(167)	(91)	(140)	1

Net loss	$(2,397)	$(808)	$(9,264)	$(3,410)

Net loss per share — basic and diluted	$(0.08)	$(0.03)	$(0.32)	$(0.13)

Weighted shares used in per share calculation, basic and diluted	28,914	27,681	28,534	27,192

DemandTec, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2009	2008	2009	2008
Operating activities:
Net loss	$(2,397)	$(808)	$(9,264)	$(3,410)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	734	743	2,285	2,149
Stock-based compensation expense	2,231	1,810	7,491	5,845
Amortization of purchased intangible assets	1,041	483	3,149	1,208
Other	(58)	47	(44)	179
Changes in operating assets and liabilities:
Accounts receivable	(9,658)	(165)	(3,263)	5,955
Other current assets	(281)	432	379	142
Other assets	(76)	1,101	(81)	221
Accounts payable and accrued liabilities	1,622	159	2,108	3,372
Accrued compensation	(611)	(662)	(1,683)	403
Deferred revenue	(3,071)	(9)	(10,226)	(5,274)

Net cash provided by (used in) operating activities	(10,524)	3,131	(9,149)	10,790

Investing activities:
Acquisition of Connect3	—	—	(12,544)	—
Purchases of property, equipment, and leasehold improvements	(752)	(810)	(1,233)	(2,294)
Purchase of marketable securities	(24,606)	(33,750)	(52,996)	(69,805)
Maturities of marketable securities	15,620	14,500	55,620	45,220
Purchase of intangible assets	—	(800)	—	(1,000)
Change in restricted cash	—	—	—	200

Net cash used in investing activities	(9,738)	(20,860)	(11,153)	(27,679)

Financing activities:
Proceeds from issuance of common stock	994	723	2,381	2,319
Payments on notes payable	—	—	(1,286)	(8)

Net cash provided by financing activities	994	723	1,095	2,311

Effect of exchange rate changes on cash and cash equivalents	11	(7)	47	(196)

Net decrease in cash and cash equivalents	(19,257)	(17,013)	(19,160)	(14,774)
Cash and cash equivalents at beginning of period	33,669	45,496	33,572	43,257

Cash and cash equivalents at end of period	$14,412	$28,483	$14,412	$28,483

DemandTec, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2009	2008	2009	2008
GAAP cost of revenue	$6,361	$5,834	$19,365	$17,335
Deduct:
Stock-based compensation	(377)	(389)	(1,318)	(1,243)
Amortization of purchased intangible assets	(466)	(152)	(1,397)	(457)

Non-GAAP cost of revenue	$5,518	$5,293	$16,650	$15,635

GAAP gross profit	$13,727	$13,155	$40,064	$38,340
Add back:
Stock-based compensation	377	389	1,318	1,243
Amortization of purchased intangible assets	466	152	1,397	457

Non-GAAP gross profit	$14,570	$13,696	$42,779	$40,040

GAAP gross margin	68.3%	69.3%	67.4%	68.9%
Add back:
Stock-based compensation	1.9%	2.0%	2.2%	2.2%
Amortization of purchased intangible assets	2.3%	0.8%	2.4%	0.8%

Non-GAAP gross margin	72.5%	72.1%	72.0%	71.9%

GAAP research and development expense	$8,037	$6,659	$24,190	$19,772
Deduct stock-based compensation	(784)	(509)	(2,588)	(1,681)

Non-GAAP research and development expense	$7,253	$6,150	$21,602	$18,091

GAAP sales and marketing expense	$5,067	$4,839	$15,912	$15,250
Deduct stock-based compensation	(597)	(488)	(1,868)	(1,699)

Non-GAAP sales and marketing expense	$4,470	$4,351	$14,044	$13,551

GAAP general and administrative expense	$2,227	$2,662	$7,387	$7,333
Deduct stock-based compensation	(473)	(424)	(1,717)	(1,222)

Non-GAAP general and administrative expense	$1,754	$2,238	$5,670	$6,111

GAAP total operating expense	$16,403	$14,491	$50,016	$43,106
Deduct:
Stock-based compensation	(1,854)	(1,421)	(6,173)	(4,602)
Restructuring charges	(497)	—	(775)	—
Amortization of purchased intangible assets	(575)	(331)	(1,752)	(751)

Non-GAAP total operating expense	$13,477	$12,739	$41,316	$37,753

GAAP loss from operations	$(2,676)	$(1,336)	$(9,952)	$(4,766)
Add back stock-based compensation, restructuring charges and amortization of purchased intangible assets	3,769	2,293	11,415	7,053

Non-GAAP income from operations	$1,093	$957	$1,463	$2,287

GAAP net loss	$(2,397)	$(808)	$(9,264)	$(3,410)
Add back stock-based compensation, restructuring charges and amortization of purchased intangible assets	3,769	2,293	11,415	7,053

Non-GAAP net income	$1,372	$1,485	$2,151	$3,643

GAAP net loss per share, diluted	$(0.08)	$(0.03)	$(0.32)	$(0.13)
Non-GAAP net income per share, diluted	$0.04	$0.05	$0.07	$0.12

GAAP weighted shares outstanding, diluted	28,914	27,681	28,534	27,192
Add back dilutive effect of common stock equivalents on non-GAAP net income basis	3,779	4,086	3,932	4,486

Non-GAAP weighted shares outstanding, diluted	32,693	31,767	32,466	31,678

GAAP cash flow from operations	$(10,524)	$3,131	$(9,149)	$10,790
Deduct purchases of property, equipment and leasehold improvements	(752)	(810)	(1,233)	(2,294)

Non-GAAP free cash flow	$(11,276)	$2,321	$(10,382)	$8,496

Use of Non-GAAP Financial Measures
The accompanying press release dated January 7, 2010 contains non-GAAP financial measures. The above table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP cost of revenue, gross profit, gross margin, operating expenses, income from operations, net income, net income per share amounts, weighted average shares outstanding and free cash flow.
Our non-GAAP financial measures exclude costs and expenses for (i) amortization of purchased intangibles, (ii) stock-based compensation and (iii) restructuring charges.
     Amortization of Purchased Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with our company and technology acquisitions over the estimated useful lives of the assets. We exclude the amortization of purchased intangible assets from our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.
     Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with equity incentives granted to employees, non-employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors may wish to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.
     Restructuring Charges. We have excluded restructuring charges associated with a reduction in our workforce as a result of synergies gained through our acquisition of Connect3 Systems, Inc., and with the consolidation and relocation of our corporate headquarters, from our non-GAAP financial measures for the nine months ended November 30, 2009. We have excluded expenses associated with these actions because they are non-recurring and because we believe investors may wish to exclude the effects of these actions in evaluating our financial performance for the quarter.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.